Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-242507, 333-233202, 333-218515, 333-211873, 333-191777, 333-161662 on Form S-8 and No. 333-253840 on Form S-3 of our report dated March 3, 2021, with respect to the consolidated financial statements of SunOpta Inc. included in this Annual Report on Form 10-K for the year ended January 1, 2022.

/s/ Ernst & Young LLP
Chartered Professional Accountants
Licensed Public Accountants

Toronto, Canada
March 2, 2022